                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): August 13, 1996

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
            (Exact name of registrant as specified in its charter)


             Commission File Number: 1934 Act File Number: 1-13174

           MARYLAND                                     54-1681655
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

       2345 CRYSTAL DRIVE
        CRYSTAL CITY, VA                                     22202
      (Address of principal                                (Zip Code)
        executive offices)



       Registrant's telephone number including area code: (703) 920-8500

Item 5.    Other Events
- -----------------------

On July 30, 1996, Charles E. Smith Residential Realty Inc. (the "Company") announced that it had purchased Van Ness in Northwest Washington D.C. and 1841
Columbia in Northwest Washington, D.C.   A copy of the related press release is
attached as Exhibit 99.1.

On March 18, 1996, the Company announced that it had purchased Charter Oak in Reston, Virginia and Governor Spotswood in Alexandria, Virginia. A copy of the related press release is attached as Exhibit 99.2.


Item 7.    Financial Statements and Exhibits
- --------------------------------------------

(A)  Financial Statements of businesses acquired:
          Van Ness - beginning at pages F-10 and F-14.
          Charter Oak - beginning at pages F-12 and F-26.

(B)  Pro Forma financial information follows beginning at page F-4.

(C)  Exhibits
     99.1   Press Release dated  July 30, 1996 of the Company
     99.2   Press Release dated  March 18, 1996 of the Company
     99.3   Consent of Independent Public Accountants dated August 13, 1996

            INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION

                                          Page
                                          ----

CHARLES E. SMITH RESIDENTIAL REALTY INC.

Pro Forma (unaudited) Consolidated        F-4
 Balance Sheet as of March 31, 1996

Pro Forma (unaudited) Consolidated        F-5
 Condensed Statement of Operations for
 the three months ended March 31, 1996

Pro Forma (unaudited) Consolidated        F-6
 Condensed Statement of Operations for
 the twelve months ended December 31,
 1995

Notes and Management's Assumptions to     F-7
 Unaudited Pro Forma Consolidated
 Condensed Financial Information

ACQUISITION PROPERTIES

Statement of Revenues and Certain         F-10
 Expenses of Van Ness for the three
 months ended March 31, 1996 (unaudited)
                                          F-12
Statement of Revenues and Certain
 Expenses of Charter Oak for the three
 months ended March 31 1996 (unaudited)

JMB / Van Ness Associates, LTD. -
 Financial Statements for the years
 ended December 31, 1995 and 1994
 together with report from Independent
 Auditors.                                F-14

Charter Oak Venture - Statement of
 revenues and certain expenses for the
 year ended December 31, 1995 together
 with report from Independent Auditors.   F-26


                    CHARLES E. SMITH RESIDENTIAL REALTY INC.
             PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
             ------------------------------------------------------


Charles E. Smith Residential Realty Inc. (the "Company"), a Maryland Corporation, was formed with the intent of qualifying as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. On June 30, 1994, the Company raised equity through an initial public offering and a private placement (the "Offerings"), and issued debt in a series of concurrent private financing transactions. The proceeds were used to acquire the 1.0% sole general partnership and a 41.7% limited partnership interest in
Charles E. Smith Residential Realty L.P. (the "Operating Partnership").   The
Operating Partnership is the successor entity to CES Group (the "Predecessor"). Simultaneous with the offerings, the entities that owned the properties and the related service businesses included in the CES Group transferred the properties, the management, development, leasing, interior construction and renovation, engineering and technical services, and financing services business segments of the Predecessor to the Operating Partnership (or corporations in which the Operating Partnership owns substantially all of the equity) and received in exchange, directly or indirectly, units of limited partnership in the Operating Partnership. Assets and liabilities related to interests contributed by the Predecessor Partners have been recorded at their predecessor cost. The Company, through the Operating Partnership and its subsidiaries, is engaged in the ownership, operating, management, leasing, acquisition and development of real estate properties, primarily residential multifamily properties.

The Company acquired the following Properties since January 1, 1996.

     Van Ness South Apartments ("Van Ness").  On July 30, 1996, the Operating
     -------------------------
     Partnership acquired this 625 apartment unit property located in Northwest Washington, D.C. for $41,750,000. The cash acquisition was funded with proceeds from the Company's line of credit.

     1841 Columbia Road Apartments ("1841 Columbia").  On August 2, 1996, the
     -----------------------------
     Operating Partnership acquired this 8-story, 115 apartment unit property located in Northwest Washington, D.C. in exchange for 79,600 partnership units of the Operating Partnership which were valued at $1,890,500, together with the assumption of $3,260,000 existing mortgage debt. The mortgage debt is due on August 1, 1999 and bears interest at 9% per year. The total value of the acquisition was approximately $5,150,000.

     Charter Oak Apartments ("Charter Oak").  On March 15, 1996, the Operating
     ----------------------
     Partnership acquired this 262 apartment unit complex located in Reston, Virginia, for 22,059 partnership units of the Operating Partnership which were valued at $551,475, together with a cash payment of $13,700,000. The cash acquisition was funded with proceeds from the Company's line of credit. The total value of the acquisition was approximately $14,250,000.

     Governor Spotswood Apartments ("Governor Spotswood").  On March 14, 1996,
     -----------------------------
     the Operating Partnership acquired this 47 apartment unit property located in Alexandria, Virginia for $2,830,000. The cash acquisition was funded with proceeds from the Company's line of credit.

The following sets forth the Pro Forma (unaudited) Consolidated Balance Sheet as of March 31, 1996, the Pro Forma (unaudited) Consolidated Condensed Statement of Operations for the three months ended March 31, 1996, and the Pro Forma (unaudited) Consolidated Condensed Statement of Operations for the twelve months ended December 31, 1995 of Charles E. Smith Residential Realty Inc. (the "Company").

The unaudited pro forma consolidated condensed financial information is based on the financial statements of the Company and reflects the real estate acquisitions by the Company which have occurred in 1996. The unaudited pro forma information should be read in conjunction with the 1995 historical financial statements and notes related thereto appearing in the Company's Form 10-K.

The unaudited Pro Forma Balance Sheet as of March 31, 1996 is presented as if the purchase of Van Ness and 1841 Columbia had occurred on March 31, 1996. The unaudited Pro Forma Consolidated Condensed Statement of Operations for the twelve months ended December 31, 1995 and for the three months ended March 31, 1996, are presented as if the purchases of the four separate multifamily properties aggregating 1,049 apartment units had occurred on January 1, 1995 and January 1, 1996, respectively.

The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
           PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 1996
                     (Unaudited and Dollars in Thousands)


                                              The Operating            Pro Forma Adjustments
                                               Partnership        -----------------------------
                                               (Unaudited/        Van Ness        1841 Columbia
                                               Historical)           (a)               (b)              Pro Forma
                                              -------------       ---------       -------------        -----------
                ASSETS

Rental property, at predecessor cost
  net of accumulated depreciation               $273,243         $    -              $     -            $ 273,243
Rental property, acquired and developed,
  net of accumulated depreciation                155,395           42,600                 5,171           203,166
Rental property under development                     -               -                     -                 -
Cash and cash equivalents                          2,005              -                     -               2,005
Tenants' security deposits                         3,618              -                     -               3,618
Escrow funds                                       7,035              -                     -               7,035
Investments in and due from Property
  Service Businesses                              11,030              -                     -              11,030
Deferred charges, net of accumulated
  amortization, and other                         18,852              -                     -              18,852
Other assets                                      10,317              -                     -              10,317
                                                --------         --------            ----------         ---------
                                                $481,495         $ 42,600            $    5,171         $ 529,266
                                                ========         ========            ==========         =========
                LIABILITIES AND EQUITY

Liabilities
  Mortgages payable                             $413,799      $       -                   3,280           413,799
  Line of credit and construction
    loan payable                                  87,136           42,600                   -             133,016
  Accounts payable and accrued expenses           11,711              -                     -              11,711
  Tenants' security deposits                       3,618              -                     -               3,618
  Due to related parties                             227              -                     -                 227
                                                --------         --------            ----------         ---------
                                                 516,491           42,600                 3,280           562,371
                                                --------         --------            ----------         ---------

Commitments and Contingencies

Equity
  Common stock                                        98              -                       1                99
  Additional paid in capital                     (25,930)             -                   1,890           (24,040)
  Retained (deficit) earning                      (9,164)             -                     -              (9,164)
                                                --------         --------            ----------         ---------
         Total shareholder's equity              (34,996)             -                   1,891           (33,105)
                                                --------         --------            ----------         ---------
                                                $481,495          $42,600            $    5,171         $ 529,266
                                                ========         ========            ==========         =========

      The accompanying notes are an integral part of this balance sheet.

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED, MARCH 31, 1996
                   (In Thousands, Except Per Share Amounts)


                                                                       Pro Form Adjustments
                                The Operating     -----------------------------------------------------------------
                                 Partnership                   1841    Charter     Governor                           Pro Forma
                                 (Historical)     Van Ness   Columbia    Oak      Spotswood     Other Adjustments    Consolidated
                                 (Unaudited)        (a)         (b)      (c)         (d)         and Eliminations     (Unaudited)
                                -------------     --------  ---------  -------    ---------     -----------------    ------------
RENTAL PROPERTIES
    Revenues                     $   39,541        $ 1,794    $ 277     $ 498      $ 110          $     -             $   42,220
    Operating Expenses               19,114            927      181       351         43              (75) (e)            20,541
    Depreciation                      4,392              -        -         -          -              285  (f)             4,677
                                 ----------        -------   ------     -----      -----          -------             ----------

        Operating Profit-
        Rental properties            16,035            867       96       147         67             (210)                17,002

PROPERTY SERVICE BUSINESSES
    Equity in income of
    Property Service Businesses       1,548              -        -         -          -                -                  1,548

    General & Administrative
      expenses                         (745)             -        -         -          -                -                   (745)
    Interest income                     269              -        -         -          -                -                    269
    Interest expense                (10,411)             -        -         -          -           (1,152) (g)           (11,563)
                                 ----------        -------   ------     -----      -----          -------             ----------

    Net income of the Operating
    Partnership                       6,696            867       96       147         67           (1,362)                 6,511

    Interest of other Operating
    Partnership Unitholders           3,687                                                                                3,596

    Distributions in excess of
     earnings allocated to
     Other Operating
     Partnership Unitholders          2,268                                                                                2,359
                                 ----------                                                                           ----------
    Net Income                   $      741                                                                           $      556
                                 ==========                                                                           ==========
   Net income per share          $     0.08                                                                           $     0.06
                                 ==========                                                                           ==========
     Weighted Average
   Shares Outstanding             9,822,256                                                                            9,822,256
                                 ==========                                                                           ==========

        The accompanying notes are an integral part of this statement.

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
       PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR THE
                     TWELVE MONTHS ENDED DECEMBER 31, 1995
                     (In Thousands, Except Per Share Data)

                                                                       Pro Form Adjustments
                                The Operating     -----------------------------------------------------------------
                                 Partnership                   1841    Charter     Governor                           Pro Forma
                                 (Historical)     Van Ness   Columbia    Oak      Spotswood     Other Adjustments    Consolidated
                                 (Unaudited)        (a)         (b)      (c)         (d)         and Eliminations     (Unaudited)
                                -------------     --------  ---------  -------    ---------     -----------------    ------------
RENTAL PROPERTIES
    Revenues                     $ 144,909         $ 7,043   $1,142    $2,587      $ 441          $     -            $ 156,122

    Operating Expenses              65,627           3,620      543     1,282        174             (300) (e)          70,946
    Depreciation                    16,258               -        -         -          -            1.139  (f)          17,397
                                ----------         -------   ------    ------      -----          -------            ---------

        Operating Profit-
        Rental properties           63,024           3,423      599     1,305        267             (839)              67,779

PROPERTY SERVICE BUSINESSES
    Equity in income of
    Property Service Businesses      6,868               -        -         -          -                -                6,868

    General & Administrative
      expenses                      (2,842)              -        -         -          -                -               (2,842)
    Interest income                  1,424               -        -         -          -                -                1,424
    Interest expense               (37,421)              -        -         -          -           (5,060) (g)         (42,481)
                                ----------         -------   ------    ------      -----          -------            ---------

    Net income of the Operating
    Partnership                     31,053           3,423      599     1,305        267           (5,899)              30,748

    Interest of other Operating
    Partnership Unitholders         17,648                                                                              17,558

    Distributions in excess of
     earnings allocated to
     Other Operating
     Partnership Unitholders         5,876                                                                               5,965
                                ----------                                                                          ----------

    Net Income                  $    7,529                                                                               7,225
                                ==========                                                                          ==========
   Net income Per Share         $     0.81                                                                          $     0.78
                                ==========                                                                          ==========

   Weighted Average
   Shares Outstanding            9,310,929                                                                           9,310,929
                                ==========                                                                          ==========

        The accompanying notes are an integral part of this statement.

                    CHARLES E. SMITH RESIDENTIAL REALTY INC.
                NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED
             PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
                         (DOLLAR AMOUNTS IN THOUSANDS)

1.   Basis of Presentation
     ---------------------

The unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1996 and Pro Forma Consolidated Condensed Statement of Operations for the twelve months ended December 31, 1995 and the three months ended March 31, 1996 are based on the historical financial statements of the Company and the Operating Partnership and reflect all real estate acquisitions by the Company or the Operating Partnership which have occurred in 1995.

The unaudited Pro Forma Consolidated Condensed Statement of Operations for the twelve months ended December 31, 1995 and for the three months ended March 31, 1996 are presented as if the following multifamily properties had been purchased on January 1, 1995 and January 1, 1996 respectively: Van Ness, 1841 Columbia, Charter Oak, and Governor Spotswood. The unaudited Pro Forma Balance Sheet as of March 31, 1996 is presented as if Van Ness and 1841 Columbia had been purchased as of March 31, 1996. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes related thereto of the Company appearing in the Company's 1995 Form 10-K.

Preparation of the pro forma financial information was based on assumptions considered appropriate by the Company's management. The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods of the Company.

2.   Adjustments to Pro Forma Consolidated Balance Sheet
     ---------------------------------------------------

     a. This adjustment records the acquisition of Van Ness and the related debt as if it had been purchased on March 31, 1996.

     b. This adjustment records the acquisition of 1841 Columbia and the related debt and issuance of partnership units as if it had been purchased on March 31, 1996.

3.   Adjustments to Pro Forma Consolidated Condensed Statement of Operations for
     ---------------------------------------------------------------------------
     the three months ended March 31, 1996.
     --------------------------------------

     a. This adjustment represents unaudited revenues and certain expenses of Van Ness for the three months ended March 31, 1996.

     b. This adjustment represents unaudited revenues and certain expenses of the 1841 Columbia for the three months ended March 31, 1996.

     c. This adjustment represents unaudited revenues and certain expenses of Charter Oak for the period from January 1, 1996 through March 14, 1996. The results of operations for Charter Oak from March 15, 1996 through March 31, 1996 are included in the Company's historical amounts.

     d. This adjustment represents unaudited revenues and certain expenses of Governor Spotswood for the period from January 1, 1996 through March 13, 1996. The results of operations for Governor Spotswood from March 14, 1996 through March 31, 1996 are included in the Company's historical amounts.

     e. This adjustment represents the incremental decrease in third party management fee expense as a result of the Operating Partnership assuming management of the acquisitions.

     f. This adjustment represents the depreciation expense related to the acquired properties as follows:

         Van Ness               $192
         1841 Columbia            15
         Charter Oak              65
         Governor Spotswood       13
                                ----
                                $285
                                ====

     g. This adjustment represents the interest expense related to acquired properties which were either financed with the line of credit or with the assumption of the existing mortgage, or both:

        Van Ness               $  764
        1841 Columbia              74
        Charter Oak               262
        Governor Spotswood         52
                               ------
                               $1,152
                               ======

4.   Adjustments to Pro Forma Consolidated Condensed Statement of Operations for
     ---------------------------------------------------------------------------
     the twelve months ended December 31, 1995.
     ------------------------------------------

     a. This adjustment represents unaudited revenues and certain expenses of Van Ness for the twelve months ended December 31, 1995.

     b. This adjustment represents unaudited revenues and certain expenses of 1841 Columbia for the twelve months ended December 31, 1995.

     c. This adjustment represents audited revenues and certain expenses of Charter Oak for the twelve months ended December 31, 1995.

     d. This adjustment represents audited revenues and certain expenses of Governor Spotswood for the twelve months ended December 31, 1995.

     e. This adjustment represents the incremental decrease in third party management fee expense as a result of the Operating Partnership assuming management of the acquisitions.

     f. This adjustment represents the depreciation expense related to the acquired properties as follows.

          Van Ness               $  769
          1841 Columbia              58
          Charter Oak               259
          Governor Spotswood         53
                                 ------
                                 $1,139
                                 ======

     g. This adjustment represents the interest expense related to the acquired properties which were either financed with the line of credit or with the assumption of existing mortgages, or both.

        Van Ness               $3,481
        1841 Columbia             295
        Charter Oak             1,047
        Governor Spotswood        237
                               ------
                               $5,060
                               ======

                                    VAN NESS
                                    --------

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                   ------------------------------------------

             FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)
             -----------------------------------------------------




REVENUES:
     Gross Potential Rent Revenue                   $1,672,282
     Other                                             121,221
                                                    ----------
                        Total revenues               1,793,503
                                                    ----------

CERTAIN EXPENSES:
     Payroll                                           170,956
     Management Fees                                    90,378
     Real Estate Taxes                                 151,542
     Other                                              52,987
     Repairs and Maintenance                           221,027
     Utilities                                         224,353
     Administrative                                     16,168
                                                    ----------
                        Total certain expenses         927,411
                                                    ----------

REVENUES IN EXCESS OF CERTAIN EXPENSES              $  866,092
                                                    ==========





         The accompanying notes are an integral part of this statement.

                                    VAN NESS
                                    --------

              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
              ---------------------------------------------------

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                   -----------------------------------------

1. ORGANIZATION:
   -------------

   The accompanying statement of revenues and certain expenses relates to the operations of Van Ness South Apartments (the "Property") which is a residential apartment complex of 625 units located in Northwest Washington, D.C. The Property was previously owned by JMB Realty. The Property was acquired by Charles E. Smith Residential Realty L.P. (the "Operating Partnership") on July 30, 1996.

   The accompanying statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and thus, exclude certain expenses, such as interest expense, depreciation and amortization, professional fees and other costs not directly or indirectly related to the future operations of the Property, that may not be comparable to the expenses expected to be incurred by the Partnership in the proposed future operations of the Property. Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be indicative of future operating results.

                                  CHARTER OAK
                                  -----------

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                   ------------------------------------------

             FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)
             -----------------------------------------------------



REVENUES:
     Gross Potential Rent Revenue                   $494,131
     Other                                             3,709
                                                    --------
                   Total revenues                    497,840
                                                    --------

CERTAIN EXPENSES:
     Payroll                                          81,570
     Management Fees                                  30,341
     Real Estate Taxes                                32,772
     Other                                            30,900
     Repairs and Maintenance                          62,770
     Utilities                                        81,772
     Administrative                                   31,033
                                                    --------
                   Total certain expenses            351,158
                                                    --------

REVENUES IN EXCESS OF CERTAIN EXPENSES              $146,682
                                                    ========





         The accompanying notes are an integral part of this statement.

                                  CHARTER OAK
                                  -----------

              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
              ---------------------------------------------------

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                   -----------------------------------------

1. ORGANIZATION:
   -------------

   The accompanying statement of revenues and certain expenses relates to the operations of Charter Oak Apartments (the "Property") which is a residential apartment complex of 262 units located in Reston, Virginia. The Property was previously owned by the R&B Realty Group. The Property was acquired by Charles E. Smith Residential Realty L.P. (the "Operating Partnership") on March 15, 1996.

   The accompanying statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and thus, exclude certain expenses, such as interest expense, depreciation and amortization, professional fees and other costs not directly or indirectly related to the future operations of the Property, that may not be comparable to the expenses expected to be incurred by the Partnership in the proposed future operations of the Property. Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be indicative of future operating results.

                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]

                         REPORT OF INDEPENDENT AUDITORS


   To the Partners of
   JMB/Van Ness Associates, Ltd.:

      We have audited the consolidated balance sheet of JMB/Van Ness Associates, Ltd. and Consolidated Venture as of December 31, 1995, and the related consolidated statements of operations, partners' capital accounts (deficits) and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of JMB/Van Ness Associates, Ltd. and Consolidated Venture for the year ended December 31, 1994, were audited by other auditors whose report dated April 20, 1995, expressed an unqualified opinion on those statements.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the 1995 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of JMB/Van Ness Associates, Ltd. and Consolidated Venture as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                              /s/ Ernst & Young LLP

Chicago, Illinois
April 11, 1996

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                            and Consolidated Venture

                          Consolidated Balance Sheets
                           December 31, 1995 and 1994

                                                       1995         1994
                                                    -----------  ----------
                Assets
                ------

Investment property, at cost, net of accumulated
 depreciation (notes 2 and 3)                       $18,833,952  19,782,675
Cash and cash equivalents (note 2)                    2,187,084     589,562
Short-term investments                                       --   1,064,103
Rents and other receivables                              69,015      77,893
Deferred loan fees, net of amortization                      --      75,338
Escrow deposits and other assets                        546,806     439,596
                                                    -----------  ----------

                                                    $21,636,857  22,029,167
                                                    -----------  ----------

           Liabilities and Partners' Deficit
           ---------------------------------
Mortgage loan payable (note 5)                      $21,599,597  21,750,158
Accounts payable (note 6)                               162,362      76,445
Accrued mortgage interest                               179,997     181,251
Accrued real estate taxes                               159,119          --
Tenants' security deposits                              215,056     219,160
                                                    -----------  ----------

   Total liabilities                                 22,316,131  22,227,014
                                                    -----------  ----------

Partners' deficit                                      (679,274)   (197,847)
                                                    -----------  ----------
                                                    $21,636,857  22,029,167
                                                    -----------  ----------

          See accompanying notes to consolidated financial statements.

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (An Illinois Limited Partnership)
                            and Consolidated Venture

                     Consolidated Statements of Operations
                     Years Ended December 31, 1995 and 1994

                                               1995        1994
                                            ----------  ----------
Income:
 Rental income                              $6,912,264  6,783,174
 Interest and other                            131,231     84,961
                                            ----------  ---------
                                             7,043,495  6,868,135
                                            ----------  ---------
Expenses:
 Mortgage interest                           2,170,195  2,188,005
 Depreciation                                1,160,097  1,169,660
 Amortization of deferred loan fees             80,337     75,337
 Property and partnership management fees
   (note 6)                                    349,227    345,133
 Repairs and maintenance                       631,278    660,328
 Utilities                                     670,648    727,560
 Real estate taxes                             781,705    581,371
 Other property operating                    1,150,616  1,108,784
 Professional fees                              36.319     58,025
                                            ----------  ---------
                                             7,030,422  6,914,203
                                            ----------  ---------
Net income (loss)                           $   13,073    (46,068)
                                            ==========  =========

          See accompanying notes to consolidated financial statements.

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (An Illinois Limited Partnership)
                            and Consolidated Venture

        Consolidated Statements of Partners' Capital Accounts (Deficits)
                     Years Ended December 31, 1995 and 1994

                                                                            Limited Partners
                                                Initial    Special   -----------------------------
                                    General     Limited    Limited                       Per Unit
                        Total       Partners    Partner    Partner        Amount        (215 Units)
                     -----------  ------------  -------   ---------  -----------------  -----------
Partners' capital
(deficits),
December
31, 1993              $ 342,721    (1,676,200)      (37)     500         2,018,458        9,388

Distributions          (494,500)           --        --       --          (494,500)      (2,300)

Net loss                (46,068)       (2,303)       --       --           (43,765)        (204)
                      ---------   -----------   -------   ------         ---------       ------

Partners' capital
(deficits),
December
31, 1994...........    (197,847)   (1,678,503)      (37)     500         1,480,193        6,884

Distributions......    (494,500)           --        --       --          (494,500)      (2,300)

Net income.........      13,073         3,791        --       --             9,282           43
                      ---------   -----------   -------   ------         ---------       ------

Partners' capital
(deficits),
December
31, 1995...........  $ (679,274)   (1,674,712)      (37)     500           994,975        4,627
                     ==========    ==========   =======   ======         =========       ======


          See accompanying notes to consolidated financial statements.

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (An Illinois Limited Partnership)
                            and Consolidated Venture
                      Consolidated Statement of Cash Flows
                     Years Ended December 31, 1995 and 1994

                                                                  1995         1994
                                                              ------------  ----------
Cash flows from operating activities:
 Net income (loss)                                           $    13,073      (46,068)
 Items not requiring (providing) cash:
  Depreciation                                                 1,160,097    1,169,660
  Amortization of deferred expenses                               80,337       75,337
 Changes in:
   Rents and other receivables                                     8,878      (22,946)
   Escrow deposits and other assets                             (107,210)    (128,418)
   Accounts payable                                               85,917      (54,733)
   Accrued mortgage interest                                      (1,254)      (1,136)
   Accrued real estate taxes                                     159,119           --
   Tenants' security deposits                                     (4,104)       3,351
                                                             -----------    ---------
     Net cash provided by operating
      activities                                               1,394,853      995,047
                                                             -----------    ---------
Cash flows from investing activities:
 Net sales and maturities (purchases) of short-term
  investments                                                  1,064,103     (325,338)
 Additions to investment property                               (211,374)    (113,622)
 Payment of deferred fees                                         (4,999)          --
                                                             -----------    ---------
     Net cash provided by (used in)
      investing activities                                       847,730     (438,960)
                                                             -----------    ---------
Cash flows from financing activities:
   Principal payments on long-term debt                         (150,561)    (136,290)
   Distributions to Limited Partners                            (494,500)    (494,500)
                                                             -----------    ---------
       Cash used in financing activities                        (645,061)    (630,790)
                                                             -----------    ---------
Net increase (decrease) in cash and cash equivalents           1,597,522      (74,703)
Cash and cash equivalents at beginning of year                   589,562      664,265
                                                             -----------    ---------
Cash and cash equivalents at end of year                     $ 2,187,084      589,562
                                                             ===========    =========
Supplemental disclosure of cash flow information:
 Cash paid for mortgage interest                             $ 2,171,449    2,189,141
                                                             ===========    =========

          See accompanying notes to consolidated financial statements.

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (An Illinois Limited Partnership)
                            and Consolidated Venture

                   Notes to Consolidated Financial Statements
                           December 31, 1995 and 1994


Note 1-- Organization. Operations and Basis of Accounting:
- ----------------------------------------------------------

     JMB/Van Ness Associates, Ltd. (the "Partnership") was organized as an
          Illinois limited partnership on October 29, 1984 with initial capital of $1,100, of which $1,000 was contributed by its General Partners, and $100 was contributed by its Initial Limited Partner. In addition, the General Partners had contributed an additional $9,000 prior to the admission of additional Limited Partners. Hutton Real Estate Services I, Inc. (an affiliate of one of the selling agents of the Partnership's limited partnership interests (see below)) was admitted as a Special Limited Partner with a capital contribution of $500. The General Partners are also required to make additional capital contributions only under certain limited circumstances upon dissolution and termination of the Partnership.

     Pursuant to a private offering, limited partnership interests of the Partnership were issued to subscribers in consideration of capital contributed aggregating $13,033,300 representing 215 units of limited partnership interest at a price of $60,620 per unit plus interest on certain promissory notes to be issued in favor of the Partnership. Certain affiliates of the General Partner purchased 11.5 units of the limited partnership interests at a price of $55,770 per unit (which represents a discount equal to the $4,850 selling commission which otherwise would be payable to the selling agents).

     JMB/Van Ness Limited Partnership (the "Venture") was organized on November
          1, 1984, as a limited partnership (under the Uniform Limited Partnership Act of the District of Columbia), for the purpose of acquiring and operating the Van Ness South Apartments, with an initial contribution of $9,000,000, of which $8,460,000 was contributed by its General Partner (the Partnership) and $540,000 by its Limited Partner, (an entity previously unaffiliated with the Partnership or its General Partners). Business activities consist of apartment rentals to tenants in Washington, D.C., and the ultimate sale or disposition of such real estate. The partnership agreement generally provides for all profits, losses and distributions to be allocated 94% to the Partnership and 6% to the Venture's Limited Partner. Under certain circumstances, either pursuant to the venture agreement or due to the Partnership's obligations as the Venture's general partner, the Partnership may be required to make additional cash contributions to the venture.

     There are certain risks associated with the Partnership's investments made through the joint venture including the possibility that the Partnership's joint venture partner might become unable or unwilling to fulfill its financial or other obligations, or that such joint venture partner may have economic or business interests or goals that are inconsistent with those of the Partnership.

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (An Illinois Limited Partnership)
                            and Consolidated Venture

             Notes to Consolidated Financial Statements (Continued)

Note 1-- Organization. Operations and Basis of Accounting, Continued:
- ---------------------------------------------------------------------

     The accompanying consolidated financial statements include the accounts of the Partnership and its 94% controlling interest in the Venture (as described above). The effect of all transactions between the Partnership and the Venture have been eliminated.

     The Partnership records are maintained on the accrual basis of accounting as adjusted for Federal income tax reporting purposes. The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), which differs from the basis utilized for income tax reporting purposes, primarily with respect to depreciation lives and methods.

     The preparation of financial statements in accordance with GAAP requires the Partnership to make estimates and assumptions that affect the reported or disclosed amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2-- Summary of Significant Accounting Policies:
- ----------------------------------------------------

     Depreciation of real property is computed using the straight-line method over the estimated useful life of the asset.

     Depreciation of operating equipment is computed using various statutory methods which approximate the estimated useful lives of these assets.

     Deferred loan fees are amortized over the term of the mortgage note.

     The Partnership has determined that all leases related to the property are properly classified as operating leases.

     Maintenance and repair expenses are charged to operations as incurred.
          Significant betterments and improvements are capitalized and depreciated over their estimated useful lives.

     Statement of Financial Accounting Standards No.95 requires the Partnership to present a statement which classifies receipts and payments according to whether they stem from operating, investing or financing activities. The required information has been segregated and accumulated according to the classifications specified in the pronouncement.

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (An Illinois Limited Partnership)
                            and Consolidated Venture

             Notes to Consolidated Financial Statements (Continued)


Note 2-- Summary of Significant Accounting Policies, Continued:
- ---------------------------------------------------------------

      The Partnership records amounts held in U.S. Government obligations at cost, which approximates market. For the purposes of these statements, the Partnership's policy is to consider all such amounts held with original maturities of three months or less ($1,186,652 and $74,363 at December 31, 1995 and 1994, respectively) as cash equivalents with any remaining amounts (generally with original maturities of one year or less) reflected as short-term investments.

     No provision for State and federal income taxes has been made as the liability for such taxes is that of the partners rather than the Partnership.

     Statement of Financial Accounting Standards No.107 ("SFAS 107"),
          "Disclosures about Fair Value of Financial Instruments," requires all entities to disclose the SFAS 107 value of all financial assets and liabilities for which it is practicable to estimate. Value is defined in the Statement as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Partnership believes the carrying amount of its financial instruments (excluding long-term debt) approximates SFAS 107 value due to the relatively short maturity of these instruments. The debt secured by the Van Ness Apartment building is believed to have a SFAS 107 value which approximates the carrying amount based upon recent modifications of the terms of the existing loan. The Partnership has no other significant financial instruments.

     Certain amounts reported in the 1994 financial statements have been reclassified to conform with the 1995 presentation.

Note 3-- Investment Property:
- -----------------------------

     On November 1, 1984, the Venture acquired from an unaffiliated entity an 11-story apartment complex in Washington, D.C. (containing 625 apartment units), which was constructed in 1970. The property is subject to a mortgage obligation (note 5). The cost of the property and accumulated depreciation at December 31, 1995 and 1994 are as follows:

                                     1995         1994
                                  -----------  ----------
Land .........................    $ 3,508,933   3,508,933
Building and improvements ....     26,384,797  26,197,295
Operating equipment...........      1,647,845   1,623,973
                                  -----------  ----------
                                   31,541,575  31,330,201
Less accumulated depreciation      12,707,623  11,547,526
                                  -----------  ----------
                                  $18,833,952  19,782,675
                                  ===========  ==========

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (An Illinois Limited Partnership)
                            and Consolidated Venture

             Notes to Consolidated Financial Statements (Continued)


Note 3-- Investment Property, Continued:
- ----------------------------------------

      Multi-family rental property constructed before 1976 in Washington, D.C.
          is subject to rent control whereby base rents were established and may only be increased by prescribed annual adjustments. Furthermore, the District of Columbia also regulates the sale of rental property, including the conversion of the property to condominium or cooperative ownership.

Note 4-- Partnership Agreement:
- -------------------------------

      The partnership agreement (as last amended) provides for:

          (a) Operating net profits are to be allocated 71% to the Limited Partners and 29% to the General Partners and operating net losses are to be allocated 95% to the Limited Partners and 5% to the General Partners. Notwithstanding the foregoing, any interest income (exclusive of stated interest) imputed to the Partnership from a Limited Partner's capital contribution obligations (see below) shall be allocated to such Limited Partner. In addition, any profit or loss directly attributable to an additional capital contribution by a General Partner shall be allocated to such General Partner.

          (b) Profit from the sale of the property is to be allocated (i) to the General Partners, the greater of an amount equal to
                   (a) 1% of net profit or (b) the amount distributable to the General Partners (in excess of their aggregate net positive capital account balances, if any) together with additional net profits from the sale in order to reduce deficits (if any) in the General Partners' capital accounts to a level consistent with the gain realized or anticipated to be realized from the sale, (ii) to the Special Limited Partner, an amount equal to the amount distributable as sales proceeds to the Special Limited Partner (in excess of its aggregate net positive capital account balance, if any), and (iii) the remainder of the profit allocated to the Limited Partners.

          (c) Loss from the sale of the property is to be allocated 99% to the Limited Partners and 1% to the General Partners.

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (An Illinois Limited Partnership)
                            and Consolidated Venture

             Notes to Consolidated Financial Statements (Continued)


Note 4-- Partnership Agreement, Continued:
- ------------------------------------------

           (d) "Distributable cash" from operations, as defined, is to be distributed 90% to the Limited Partners and 10% to the General Partners, provided however that payment to the General Partners shall be subordinated to the prior receipt by the Limited Partners of distributions in varying amounts from $138,247 for 1985 to $753,864 for 1992 and for each calendar year thereafter, such amounts to be adjusted for prior distributions of sale or refinancing proceeds to the Limited Partners.

           (e) Net sale or refinancing proceeds of the Partnership property are to be distributed (i) 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received amounts equal to their aggregate capital contributions and an amount equal to 10% per annum of the Limited Partners' "average adjusted capital investment" (as defined) for each year, reduced by sale or refinancing proceeds previously distributed, (ii) to the General Partners, an amount equal to 3% of the selling price of the Partnership or Venture property subject to certain limitations, (iii) to the Special Limited Partner, an amount equal to its capital contribution, (iv) to the General Partners, the amount equal to their capital contributions, and (v) the remainder to be distributed 70% to the Limited Partners, 29% to the general partners and 1% to the Special Limited Partner, provided however, that the latter distribution to the Special Limited Partner together with any amounts paid to its affiliates in connection with the offering of the limited partnership interests may not exceed 15% of the aggregate cash capital contributions received from the Limited Partners.

Note 5-- Mortgage Loan Payable:
- -------------------------------

      The mortgage obligation is evidenced by a promissory note accruing interest at 10% per annum which matured on January 1, 1996, and provided for monthly installments of principal and interest (in the amount of $193,233), with the outstanding principal balance and all accrued and unpaid interest payable on January 1, 1996. On January 19, 1996, the Venture obtained an extension of the maturity date of the loan for a period of twelve months to January 1, 1997. The terms of the loan extension require monthly principal and interest payments of $193,233 commencing on January 1, 1996 with a final installment of the outstanding principal balance and all accrued and unpaid interest due on January 1, 1997.

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (An Illinois Limited Partnership)
                            and Consolidated Venture

             Notes to Consolidated Financial Statements (Continued)


Note 5-- Mortgage Loan Payable, Continued:
- ------------------------------------------

      Prepayment of the loan was not permitted prior to December 1994 and no partial prepayment was permitted at any time. Prepayment of the loan subsequent to December 1994 was subject to a prepayment fee (as defined). Prepayment in full is permitted at anytime during the loan extension period without a prepayment fee.

       The obligation is secured by a deed of trust and security agreement covering the apartment complex.

       The aggregate of the principal portion of mortgage note payable maturing during each of the next two calendar years is as follows:


               Year                                     Amount
               ----                                  -----------
               1996                                  $   166,327
               1997                                   21,433,270
                                                     -----------
                                                     $21,599,597
                                                     -----------

      The mortgage obligation secured by the apartment complex is scheduled to mature January 1, 1997. In January 1996, the Venture extended the maturity date of the loan as discussed above. There can be no assurance that the Venture will be able to refinance the loan when it matures.

Note 6-- Related Party Transactions:
- ------------------------------------

      In 1994, the Venture entered into an agreement with an affiliate of the Partnership's General Partners for management and operation of the property. The agreement provided for payment of management fees of 5% of gross receipts from property operations. In December 1994, the affiliated property manager assigned the management contract to an unaffiliated third party on the same terms that existed prior to the sale. Property management fees of $314,894 were paid to the affiliated property manager in 1994 pursuant to this agreement.

      One of the General Partners charges a monthly fee of $500 per month for managing the affairs of the Partnership. As of December 31, 1995, $4,500 was due for unpaid fees which were paid in April 1996.

      Insurance commissions of $58,631 were paid to an affiliate of one of the General Partners in 1995.

                         JMB/VAN NESS ASSOCIATES, LTD.
                       (An Illinois Limited Partnership)
                            and Consolidated Venture

             Notes to Consolidated Financial Statements (Concluded)


Note 6-- Related Party Transactions, Continued:
- -----------------------------------------------

       Effective October 1, 1995, one of the General Partners of the Partnership engaged independent third parties to perform certain administrative services for the partnership which were previously performed by, and partially reimbursed to, affiliates of the General Partners. Use of such third parties is not expected to have a material effect on the operations of the Partnership.

Note 7-- Subsequent Event:
- --------------------------

       In January, 1996, the Venture entered into a contract for sale
           ("Contract") to sell the Van Ness apartment building to an unaffiliated buyer. The agreement is subject to certain conditions including the tenants' right of first opportunity to purchase the Property on essentially the same terms as the Contract within a specified period of time under District of Columbia law. Accordingly, the Partnership has notified the property's tenants of the Contract and its terms. There is no assurance that a sale pursuant to the Contract or to the property's tenants will be consummated. After the consummation of the sale on the proposed terms, the Partnership would then proceed to terminate its affairs.

              [LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Charles E. Smith Residential Realty, Inc.

We have audited the accompanying statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Charter Oak Apartments for the year ended December 31, 1995. This financial statement is the responsibility of Charter Oak Apartments' management. Our responsibility is to express an opinion on this statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Charles E. Smith Residential Realty, Inc. Material amounts, described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operation of Charter Oak Apartments are excluded and the statement is not intended to be a complete presentation of the revenues and expenses of this property.

In our opinion, such statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Charter Oak Apartments for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
February 23, 1996

CHARTER OAK APARTMENTS

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 1995
- -------------------------------------------------------------------------------


REVENUES:
  Rental income                                      $2,560,208
  Other income (Note 1)                                  26,353
                                                     ----------
        Total revenues                                2,586,561
                                                     ----------
CERTAIN EXPENSES:
  Property management fees and salaries (Note 2)        410,065
  Maintenance and repairs                               179,183
  Property taxes                                        162,088
  Advertising (Note 2)                                   36,021
  Insurance (Note 2)                                     27,452
  Utilities                                             355,665
  General and administrative (Note 2)                   111,752
                                                     ----------
        Total expenses                                1,282,226
                                                     ----------
REVENUES IN EXCESS OF CERTAIN EXPENSES               $1,304,335
                                                     ==========

CHARTER OAK APARTMENTS

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 1995
- -------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     The accompanying statement of revenues and certain expenses relate to the operations of Charter Oak Apartments (the "Property"), which consists of 261 units located in Reston, Virginia. The Property was previously owned by Charter Oak Venture, a Virginia general partnership (the "Partnership") between Conneticut General Life Insurance Company on behalf of its Closed End Real Estate Fund I and R&B Executive Investments - Charter Oak Associates, whose general partners are executives of R&B Realty Group ("R&B"). Subsequent to December 31, 1995, the Property was acquired by Charles E. Smith Residential Realty, Inc. (the "Company").

     Operating revenues and operating expenses are presented on the accrual basis of accounting. The accompanying statements of revenues and certain expenses are not representative of the actual operations for the periods presented, as certain revenues and expenses that may not be comparable to the revenues and expenses expected to be incurred by the Company in the proposed future operation of the Property have been excluded. Expenses excluded consist of interest, depreciation, professional fees and other costs not directly related to the future operations of the Property.

2.   RELATED PARTY TRANSACTIONS

     Expenses of the Property include a management fee to R&B Apartment Management Company, an affiliate of R&B, and salaries to certain of its employees who perform various management functions at the apartment complex. Amounts paid or accrued to R&B Apartment Management Company are as follows:

        Managements fees                                       $103,449
        Salaries                                                306,616

     Certain expenses are allocated to the Property by affiliates of R&B. These costs include advertising, insurance, data processing and office supplies. Allocated expenses were $57,907.


                                  * * * * * *

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CHARLES E. SMITH RESIDENTIAL REALTY, INC.


Date: August 13, 1996           By: /s/ Anthony J. LoPinto
                                   --------------------------------------
                                   Anthony J. LoPinto
                                   Executive Vice President, Chief
                                   Financial Officer and Treasurer of
                                   Charles E. Smith Residential Realty,
                                   Inc. (on behalf of the Registrant and
                                   as Principal Financial Officer)

                                 EXHIBIT INDEX


Exhibit No.                         Exhibit                       Page
- -----------                         -------                       ----
99.1           Press Release dated July 30, 1996 of the Company    E-1

99.2           Press Release dated March 18, 1996 of the Company   E-3

99.3           Consent of Independent Public Accountants           E-5
